UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2015


                             FREEDOM PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                        333-184061             45-5440446
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

650 Poydras Street, Suite 1400 Office 15,
           New Orleans, LA                                        70130
Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (504) 799-2250


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e -4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 15, 2014, Freedom Petroleum, Inc. (the "Company") filed a Current Report on Form 8-K to disclose its entry into a Purchase and Sale Agreement with Shalex Corporation ("Shalex") (the "Agreement"). Since entering into the Agreement, the oil market has declined. Reviewing the markets with investor appetite and management's duties to its shareholders, the Company determined that it is not the best time to move ahead with the type of oil exploration venture contemplated by the Agreement. Accordingly, on April 28, 2015, Shalex and the Company signed a letter agreeing to mutually terminate the Agreement. A copy of the letter agreement is attached as exhibit 10.1 to this Report. Following termination, the parties will not have any further liability to each other.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                       Description
-----------                       -----------

  10.1 Termination Letter Agreement between Freedom Petroleum, Inc., and Shalex Corporation

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2015                         Freedom Petroleum, Inc.


                                              By: /s/ Anton Lin
                                                 -------------------------------
                                                 Anton Lin, CEO


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